As filed with the Securities and Exchange Commission on August 15, 2013

Registration No. 333-164777

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 7

to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Clarion Partners Property Trust Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

230 Park Avenue

New York, NY 10169

(212) 883-2500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

230 Park Avenue

New York, NY 10169

Attention: Edward L. Carey

Douglas L. DuMond

(212) 883-2500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Peter M. Fass, Esq.

Proskauer Rose LLP

Eleven Times Square
New York, New York 10036-8299
Tel: (212) 969-3000
Fax: (212) 969-2900

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 7 relates to the Registration Statement on Form S-11 (Registration No. 333-164777) (the “Registration Statement”) of Clarion Property Partners Trust Inc. (the “Company”).  The Registration Statement registered up to $2,000,000,000 of shares of the Company’s common stock in its primary offering, in any combination of Class A common stock and Class W common stock, and up to $250,000,000 of shares of the Company’s common stock pursuant to its distribution reinvestment plan, in any combination of Class A common stock and Class W common stock.

This Post-Effective Amendment No. 7 is being filed to deregister $2,246,652,181 of shares of the Company’s common stock that remain unsold.  $3,347,819 of shares of the Company’s common stock, consisting of 25,225 shares of Class A common stock and 305,399 shares of Class W common stock were sold pursuant to the prospectus dated April 30, 2013 (the “Prospectus”) and subsequently repurchased by the Company pursuant to its redemption program. No further shares will be offered, sold and/or issued pursuant to the Prospectus.  The Company therefore requests deregistration of the unsold shares of Common Stock registered pursuant to the Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 7.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on this 15th day of August, 2013.

Clarion Partners Property Trust Inc.

By:	/s/ Edward L. Carey
Edward L. Carey Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ Edward L. Carey	Chief Executive Officer and Director	August 15, 2013
Edward L. Carey	(Principal Executive Officer)

/s/ Douglas L. Dumond	President and Director	August 15, 2013
Douglas L. DuMond

*	Chairman of the Board	August 15, 2013
Stephen B. Hansen

*	Independent Director	August 15, 2013
Darlene T. Deremer

*	Independent Director	August 15, 2013
Jerome W. Gates

*	Independent Director	August 15, 2013
Jon K. Haahr

*	Independent Director	August 15, 2013
Michael J. Havala

*By:	/s/ Edward L. Carey
Edward L. Carey Attorney-in-Fact

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